UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 1, 2006

OPTICAL SENSORS INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-27600	41-164359
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7615 Golden Triangle Drive, Suite C Minneapolis, Minnesota	55344-3733
(Address of Principal Executive Offices)	(Zip Code)

(952) 944-5857

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Effective January 1, 2006, the Board of Directors of Optical Sensors Incorporated, d.b.a. väsamed, promoted Victor Kimball to Chief Operating Officer of the company. As Chief Operating Officer, Mr. Kimball will be responsible for management of all operations of the business and will report to Paulita LaPlante, the company’s Chief Executive Officer.

Mr. Kimball, age 42, has been the company’s Vice President of Business Development and Research since December 2003. From December 1998 to December 2003, Mr. Kimball served as the company’s Vice President, Strategic Planning and Product Development. From June 1997 to October 1998, Mr. Kimball was Director of Engineering and Business Development and from January 1995 to June 1997, he was Director of Engineering. From June 1992 to January 1995 he was Engineering Manager.

Mr. Kimball is not party to any arrangement or understanding with any person pursuant to which Mr. Kimball was selected as an officer; nor is Mr. Kimball a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-B. Mr. Kimball is not a party to any written employment agreement. Mr. Kimball’s salary will be $139,650 for the 2006 calendar year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTICAL SENSORS INCORPORATED

Dated: January 6, 2006	By:	/s/ Paulita M. LaPlante
Paulita M. LaPlante
President and Chief Executive Officer